Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

25-02

Contacts:	Jayshree Desai, CFO	Media – Noa Schwartz
	Kip Rupp, CFA, IRC - Investors	FGS Global
	Quanta Services, Inc.	(310) 405-4312
(713) 629-7600

QUANTA SERVICES REPORTS FOURTH QUARTER AND FULL-YEAR 2024 RESULTS

Full-Year 2025 Guidance Reflects Double-Digit Growth in

Revenues, Net Income, Adjusted EBITDA and Earnings Per Share

Ability to Achieve Record Backlog in 2025

Fourth Quarter 2024 Results Include:

•	Consolidated Revenues of $6.55 Billion*

•	GAAP Diluted EPS of $2.03* and Adjusted Diluted EPS of $2.94*

•	Net Income Attributable to Common Stock of $305.1 Million*

•	Adjusted EBITDA of $737.8 Million*

•	Cash Flow From Operations of $712.0 million and Free Cash Flow of $575.4 million

•	Year-End Remaining Performance Obligations (RPO) of $16.76 Billion* and Total Backlog of $34.54 Billion*

•	Year-End Renewable Energy Infrastructure Solutions Segment RPO and Total Backlog Reach All-Time Highs*

Full-Year 2024 Results Include:

•	Consolidated Revenues of $23.67 Billion*

•	GAAP Diluted EPS of $6.03* and Adjusted Diluted EPS of $8.97*

•	Net Income Attributable to Common Stock of $904.8 Million*

•	Adjusted EBITDA of $2.33 Billion*

•	Cash Flow From Operations of $2.08 Billion* and Free Cash Flow of $1.55 billion*

* = Record quarterly or record fourth quarter or full year result

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HOUSTON – Feb. 20, 2025 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three and twelve months ended December 31, 2024. Revenues in the fourth quarter of 2024 were $6.55 billion compared to revenues of $5.78 billion in the fourth quarter of 2023, and net income attributable to common stock was $305.1 million, or $2.03 per diluted share, in the fourth quarter of 2024 compared to net income attributable to common stock of $210.9 million, or $1.42 per diluted share, in the fourth quarter of 2023. Adjusted diluted earnings per share attributable to common stock was $2.94 for the fourth quarter of 2024 compared to $2.04 for the fourth quarter of 2023.

“Quanta’s fourth-quarter results reflect the strength of our business, delivering double-digit growth across key financial metrics, $575 million in free cash flow and record backlog. This caps another year of success, with record revenues, profits and cash flow, while maintaining a rock-solid balance sheet that positions us for continued strategic growth. I want to recognize the unwavering dedication of our Quanta family, whose expertise and commitment to excellence continues to drive our success,” said Duke Austin, President and Chief Executive Officer of Quanta Services.

“The accelerating demand for power and infrastructure solutions is reshaping the industry, and Quanta is at the center of this transformation. Our portfolio strength, execution discipline and customer-focused approach are driving consistent, profitable growth, as we expand our total addressable market and reinforce our position as a leader in delivering essential infrastructure solutions. Looking ahead, we expect another year of strong performance in 2025, including double-digit growth in revenue, adjusted EBITDA and earnings per share, as well as the ability to achieve record backlog. As industries converge and power demand surges, Quanta stands as a critical partner in building the future of energy and technology.”

Certain items that impacted Quanta’s results for the three and twelve months ended December 31, 2024 and 2023 are reflected as adjustments in the calculation of Quanta’s Adjusted net income attributable to common stock, Adjusted diluted earnings per share attributable to common stock and Adjusted EBITDA (non-GAAP financial measures). These items are described in the accompanying tables reconciling Adjusted net income attributable to common stock to net income attributable to common stock and Adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock. Quanta completed eight acquisitions during 2024 and five acquisitions during 2023, and the results of the acquired businesses are included in Quanta’s consolidated results from the respective acquisition dates. For further information on the items that impacted comparability of 2024 and 2023, see the footnotes in the accompanying tables presenting Supplemental Segment Data and reconciliations of EBITDA, Adjusted EBITDA, Adjusted net income attributable to common stock and Adjusted diluted earnings per share attributable to common stock (non-GAAP financial measures) to their comparable GAAP financial measures.

RECENT HIGHLIGHTS

•

Selected for Large Fiber Build Project – In February 2025, Quanta was selected by Lumen Technologies, Inc. to provide construction services for long-haul fiber networks designed to transport data center traffic for technology companies between ten metro areas in the United States. The estimated backlog for this project is expected to be reflected in Electric Infrastructure Solutions segment backlog for the first quarter of 2025.

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Capital Deployment - In January and February 2025, Quanta acquired two businesses, including a business in the United States that specializes in civil solutions, including site clearing, earthwork, soil stabilization and infrastructure development, which will be primarily included in the Underground and Infrastructure segment, and a business in Australia that specializes in electrical engineering and the design and manufacturing of industrial technology solutions including control systems, which will be included in the Electric Infrastructure Solutions and Underground Utility and Infrastructure Solutions segments. Aggregate upfront consideration was approximately $562.1 million of cash and stock, subject to certain post-closing adjustments. Quanta also currently has approximately $500 million remaining under its existing stock repurchase program. Additionally, in November 2024, Quanta’s Board of Directors declared a quarterly cash dividend to stockholders of $0.10 per share, or a rate of $0.40 per share on an annualized basis, which represents an 11% increase from Quanta’s prior quarterly cash dividend paid in October 2024.

RESULTS FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

Revenues in the year ended December 31, 2024 were $23.67 billion compared to revenues of $20.88 billion in the year ended December 31, 2023, and net income attributable to common stock was $904.8 million, or $6.03 per diluted share, in the year ended December 31, 2024 compared to net income attributable to common stock of $744.7 million, or $5.00 per diluted share, in the year ended December 31, 2023. Adjusted diluted earnings per share attributable to common stock was $8.97 for the year ended December 31, 2024 compared to $7.16 for the year ended December 31, 2023.

FULL-YEAR 2025 OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, supply chain challenges and other factors affecting project timing and execution have impacted, and may impact in the future, Quanta’s financial results. Additionally, we continue to consider future uncertainty associated with overall challenges to the domestic and global economy, including inflation, interest rates and potential recessionary economic conditions. Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog the Company is executing on and the opportunities expected to materialize during 2025.

Prior to the Company’s conference call, management will post a summary of Quanta’s 2025 guidance expectations with additional commentary in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

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The following forward-looking statements are based on current expectations, and actual results may differ materially, as described below in Cautionary Statement About Forward-Looking Statements and Information. For the full year ending December 31, 2025, Quanta expects revenues to range between $26.60 billion and $27.10 billion and net income attributable to common stock to range between $1.04 billion and $1.13 billion. Quanta also expects diluted earnings per share attributable to common stock to range between $6.85 and $7.45 and adjusted diluted earnings per share attributable to common stock to range between $9.90 and $10.50. Quanta expects EBITDA to range between $2.49 billion and $2.62 billion and adjusted EBITDA to range between $2.66 billion and $2.80 billion. Additionally, for the full year ending December 31, 2025, Quanta expects net cash provided by operating activities to range between $1.70 billion and $2.25 billion and free cash flow (a non-GAAP financial measure) to range between $1.20 billion and $1.70 billion.

NEW SEGMENT PRESENTATION

Beginning with the three months ending March 31, 2025, Quanta will report its results under two reportable segments: (1) Electric Infrastructure Solutions and (2) Underground Utility and Infrastructure Solutions. For additional information regarding this change, as well as certain recast segment financial information, please review our Fourth Quarter and Full-Year 2024 Operational and Financial Commentary and other information posted in the Investor Relations section of Quanta’s website ((http://investors.quantaservices.com) and in Exhibit 99.2 to Quanta’s Current Report on Form 8-K dated February 20, 2025.

Upon implementation, the new Electric Infrastructure Solutions (Electric) segment combines the previous Electric Power Infrastructure Solutions and Renewable Energy Infrastructure Solutions segments. This new segment reporting reflects how Quanta’s business is managed and how resources are allocated, and management believes this new presentation better reflects the positioning of Quanta’s strategies and operations portfolio to provide comprehensive solutions to address the electric power, renewable energy, technology and communications industries, which have industry dynamics and customer needs that are increasingly converging. The new Electric segment includes infrastructure services such as engineering, design and other front-end services; electric transmission, distribution, substation and emergency restoration services; utility-scale solar, wind and battery storage services; inside electrical and modularization services; supply chain and procurement services, including power transformer manufacturing; and wireline and wireless communications services. The Underground Utility and Infrastructure Solutions (Underground and Infrastructure) segment will be unchanged with respect to the services provided.

NON-GAAP FINANCIAL MEASURES

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance, excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, financial measures prepared in conformity with GAAP.

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Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Quanta’s current and historical results and full-year 2025 expectations (as applicable): adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock; adjusted net income attributable to common stock, EBITDA and adjusted EBITDA to net income attributable to common stock; free cash flow to net cash provided by operating activities; and backlog to remaining performance obligations.

EARNINGS WEBCAST AND SUPPLEMENTAL MATERIALS INFORMATION

Quanta Services has scheduled a webcast and conference call for 9:00 a.m. Eastern Time today, February 20, 2025. This event will be facilitated through web-based audio using a Zoom Webinar. To register for and access the event, please log in to the webinar through the Investor Relations section of Quanta’s website (http://investors.quantaservices.com). Once registered, if you prefer to access the call by phone, dial-in details will be provided on the event access page upon registration and when prompted, please enter the unique Participant ID provided to join the call. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the webcast a digital recording will be available on the Company’s website

Additionally, Quanta has posted its Fourth Quarter and Full-Year 2024 Operational and Financial Commentary, as well as all other supplemental earnings call materials, in the Investor Relations section of the Quanta Services website. While management intends to make brief introductory remarks during the earnings call, the Operational and Financial Commentary is intended to largely replace management’s prepared remarks, allowing additional time for questions from the institutional investment community. For more information, please contact Kip Rupp, Vice President—Investor Relations or Sean Eastman, Director—Investor Relations at Quanta Services, at 713-629-7600 or investors@quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while Quanta announces material financial information and makes other public disclosures of information regarding Quanta through U.S. Securities and Exchange Commission (SEC) filings, press releases and public conference calls, it also utilizes social media to communicate this information. It is possible that the information Quanta posts on social media could be deemed material. Accordingly, Quanta encourages investors, the media and others interested in our company to follow Quanta, and review the information it posts, on the social media channels listed in the Investor Relations section of the Quanta Services website.

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ABOUT QUANTA SERVICES

Quanta Services is an industry leader in providing specialized infrastructure solutions to the utility, renewable energy, technology, communications, pipeline, and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy, technology and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

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Cautionary Statement About Forward-Looking Statements and Information

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, interest rates and tax rates, as well as other projections of operating results and GAAP and non-GAAP financial results, including EBITDA, Adjusted EBITDA and backlog; expectations regarding Quanta’s business or financial outlook; expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries; expectations regarding Quanta’s plans and strategies, including with respect to supply chain solutions and expanded or new services offerings; the business plans or financial condition of Quanta’s customers; the potential benefits from, and future financial and operational performance of, acquired businesses and investments; the expected value of contracts or intended contracts with customers, as well as the expected timing, scope, services, term or results of any awarded or expected projects; possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties, as well as the collectability of receivables; the development of and opportunities with respect to future projects, including renewable energy projects, electrical grid modernization projects, upgrade and hardening projects, larger transmission and pipeline projects and data center projects; expectations regarding the future availability and price of materials and equipment necessary for the performance of Quanta’s business; the expected impact of global and domestic economic or political conditions on Quanta’s business, financial condition, results of operations, cash flows, liquidity and demand for our services, including inflation, interest rates, tariffs and recessionary economic conditions and commodity prices and production volumes; the expected impact of changes or potential changes in climate and the physical and transition risks associated with climate change; future capital allocation initiatives, including the amount and timing of, and strategies with respect to, any future acquisitions, investments, cash dividends, repurchases of Quanta’s equity or debt securities or repayments of other outstanding debt; the expected impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or similar discussions with customers; the future demand for, availability of and costs related to labor resources in the industries Quanta serves; the expected recognition and realization of Quanta’s remaining performance obligations and backlog; expectations regarding the outcome of pending or threatened legal proceedings, as well as the collection of amounts awarded in legal proceedings; and expectations regarding Quanta’s ability to maintain its current credit ratings; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance; rather they involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties including, among others, market, industry, economic, financial or political conditions that are outside of the control of Quanta, including economic, energy, infrastructure and environmental policies and plans that are adopted or proposed by the U.S. federal and state governments or other governments in territories or countries in which Quanta operates; inflation, interest rates, recessionary economic conditions, deterioration of global or specific trade relationships and geopolitical conflicts and political unrest; quarterly variations in operating and financial results, liquidity, financial condition, cash flows, capital requirements and reinvestment opportunities; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, supply chain or production disruptions and other logistical challenges, weather, regulatory or permitting issues, right of way acquisition, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, inflationary pressure, reductions or eliminations in governmental funding or customer capital constraints; the effect of commodity prices and production volumes, which have been and may continue to be affected by inflationary pressure, on Quanta’s operations and growth opportunities and on customers’ capital programs and demand for Quanta’s services; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; events arising from operational hazards, including, among others, wildfires and explosions, that can arise due to the nature of Quanta’s services and certain of Quanta’s product solutions, as well as the conditions in which Quanta operates and can be due to the failure of infrastructure on which Quanta has performed services and result in significant liabilities that may be exacerbated in certain geographies and locations; unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans or other claims or actions asserted against Quanta, including amounts not covered by, or in excess of the coverage under, third-party insurance; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums and deductibles for coverage deemed beneficial to Quanta, increases in amounts or retention amounts or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates (e.g., coverage for wildfire events); damage to Quanta’s brand or reputation, as well as potential costs, liabilities, fines and penalties, arising as a result of cybersecurity breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform or negative publicity regarding a high-profile or large-scale infrastructure project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incidents; disruptions in, or failure to adequately protect, Quanta’s information technology systems; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third-parties, and the impact of, among other things, inflationary pressure, regulatory, supply chain and logistical challenges on these third parties; estimates and assumptions relating to financial results, remaining performance obligations and backlog; Quanta’s inability to attract, the potential shortage of and increased costs with respect to skilled employees, as well as Quanta’s inability to retain or attract key personnel and qualified employees; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics, hurricanes, tropical storms, floods, debris flows, earthquakes and other geological- and weather-related hazards; the impact of climate change; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share, as well as technological advancements and market developments that could reduce demand for Quanta’s services; the failure of existing or potential legislative actions and initiatives to result in increased demand for Quanta’s services or budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, including renewable energy projects, which may result in project delays or cancellations; unavailability of, or increased prices for, materials, equipment and consumables (such as fuel) used in Quanta’s or its customers’ businesses, including as a result of inflation, supply chain or production disruptions, governmental regulations on sourcing, the imposition of tariffs, duties, taxes or other assessments, and other changes in U.S. trade relationships with foreign countries; loss of or deterioration of relationships with customers that Quanta has long-standing or significant relationships with; the potential that participation in joint ventures or similar structures exposes Quanta to liability or harm to its reputation as a result of acts or omissions by partners; the inability or refusal of customers or third-party contractors to pay for services, which could result in the inability to collect our outstanding receivables, failure to recover amounts billed to, or avoidance of certain payments received from, customers in bankruptcy or failure to recover on change orders or contract claims; risks associated with operating in international markets and U.S. territories, including instability of governments, significant currency exchange fluctuations, and compliance with unfamiliar legal and labor systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws, and complex U.S. and foreign tax regulations and international treaties; inability to successfully identify, complete, integrate and realize synergies from acquisitions, including the inability to retain key personnel from acquired businesses; the potential adverse impact of acquisitions and investments, including the potential increase in risks already existing in Quanta’s operations, poor performance or decline in value of acquired businesses or investments and unexpected costs or liabilities that may arise from acquisitions or investments; the adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments; the impact of the unionized portion of Quanta’s workforce on its operations; inability to access sufficient funding to finance desired growth and operations, including the ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations, a downgrade in our credit ratings and other factors affecting financing and investing activities; the ability to obtain bonds,

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letters of credit and other project security; risks related to the implementation of new information technology systems; new or changed tax laws, treaties or regulations or the inability to realize deferred tax assets; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the years ended December 31, 2023 and December 31, 2024 (when filed), Quanta’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 and any other documents that Quanta files with the SEC. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Twelve Months Ended

December 31, 2024 and 2023

(In thousands, except per share information)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues	$6,553,422	$5,783,948	$23,672,795	$20,882,206
Cost of services	5,490,056	4,991,480	20,162,034	17,945,120

Gross profit	1,063,366	792,468	3,510,761	2,937,086
Equity in earnings of integral unconsolidated affiliates	15,549	10,912	50,484	41,609
Selling, general and administrative expenses	(506,180)	(399,876)	(1,824,754)	(1,555,137)
Amortization of intangible assets	(115,812)	(75,225)	(382,959)	(289,014)
Change in fair value of contingent consideration liabilities	(4,200)	(5,765)	(7,064)	(6,568)

Operating income	452,723	322,514	1,346,468	1,127,976
Interest and other financing expenses	(56,344)	(49,500)	(202,687)	(186,913)
Interest income	13,587	5,873	32,404	10,830
Other income, net	6,352	10,522	35,845	18,063

Income before income taxes	416,318	289,409	1,212,030	969,956
Provision for income taxes	106,031	75,799	284,747	219,267

Net income	310,287	213,610	927,283	750,689
Less: Net income attributable to non-controlling interests	5,167	2,702	22,459	6,000

Net income attributable to common stock	$305,120	$210,908	$904,824	$744,689

Earnings per share attributable to common stock:
Basic	$2.06	$1.45	$6.16	$5.13

Diluted	$2.03	$1.42	$6.03	$5.00

Shares used in computing earnings per share:
Weighted average basic shares outstanding	147,791	145,530	146,929	145,222

Weighted average diluted shares outstanding	150,618	148,906	150,056	148,823

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$741,960	$1,290,248
Accounts receivable, net	5,170,935	4,410,829
Contract assets	1,208,619	1,413,057
Inventories	260,181	175,658
Prepaid expenses and other current assets	469,338	387,105

Total current assets	7,851,033	7,676,897
PROPERTY AND EQUIPMENT, net	2,700,277	2,336,943
OPERATING LEASE RIGHT-OF-USE ASSETS	299,895	249,443
OTHER ASSETS, net	655,709	565,625
OTHER INTANGIBLE ASSETS, net	1,860,537	1,362,412
GOODWILL	5,316,443	4,045,905

Total assets	$18,683,894	$16,237,225

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$62,680	$535,202
Current portion of operating lease liabilities	94,162	77,995
Accounts payable and accrued expenses	3,722,343	3,061,242
Contract liabilities	2,149,328	1,538,677

Total current liabilities	6,028,513	5,213,116
LONG-TERM DEBT, net of current maturities	4,099,756	3,663,504
OPERATING LEASE LIABILITIES, net of current portion	222,359	186,996
DEFERRED INCOME TAXES	353,268	254,004
INSURANCE AND OTHER NON-CURRENT LIABILITIES	650,281	636,250

Total liabilities	11,354,177	9,953,870

TOTAL STOCKHOLDERS’ EQUITY	7,317,731	6,272,241
NON-CONTROLLING INTERESTS	11,986	11,114

TOTAL EQUITY	7,329,717	6,283,355

Total liabilities and equity	$18,683,894	$16,237,225

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Twelve Months Ended December 31, 2024 and 2023 (In thousands, except percentages) (Unaudited)

Segment Results

Through the twelve months ended December 31, 2024, Quanta reports its results under three reportable segments: (1) Electric Power Infrastructure Solutions, (2) Renewable Energy Infrastructure Solutions and (3) Underground Utility and Infrastructure Solutions. The following table sets forth segment revenues, segment operating income (loss) and operating margins for the periods indicated. Operating margins are calculated by dividing operating income by revenues.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2024		2023		2024		2023
Revenues:
Electric Power Infrastructure Solutions (a)	$3,405,015	52.0%	$2,456,059	42.5%	$11,166,495	47.2%	$9,696,897	46.5%
Renewable Energy Infrastructure Solutions	1,975,473	30.1	2,025,997	35.0	7,845,884	33.1	6,170,301	29.5
Underground Utility and Infrastructure Solutions	1,172,934	17.9	1,301,892	22.5	4,660,416	19.7	5,015,008	24.0

Consolidated revenues	$6,553,422	100.0%	$5,783,948	100.0%	$23,672,795	100.0%	$20,882,206	100.0%

Operating income (loss):
Electric Power Infrastructure Solutions (a) (b)	$445,190	13.1%	$258,008	10.5%	$1,291,580	11.6%	$1,013,350	10.5%
Renewable Energy Infrastructure Solutions	208,036	10.5%	179,676	8.9%	667,112	8.5%	477,208	7.7%
Underground Utility and Infrastructure Solutions (c)	42,593	3.6%	85,433	6.6%	265,030	5.7%	377,977	7.5%
Corporate and Non-Allocated Costs (d)	(243,096)	(3.7)%	(200,603)	(3.5)%	(877,254)	(3.7)%	(740,559)	(3.5)%

Consolidated operating income	$452,723	6.9%	$322,514	5.6%	$1,346,468	5.7%	$1,127,976	5.4%

(a)

During the three and twelve months ended December 31, 2024, revenue of $30.2 million was recognized in the Electric Power Infrastructure Solutions segment in connection with payments received pursuant to an arbitration award related to a large telecommunications project in Peru that was terminated during 2019. The segment operating income impact related to such payments was $20.7 million, including the reimbursement of certain cost of services and net of $18.5 million of foreign currency translation losses in connection with Quanta’s substantial liquidation from Latin American operations.

(b)

Included in operating income for the Electric Power Infrastructure Solutions segment was equity in earnings of integral unconsolidated affiliates of $15.5 million and $10.9 million for the three months ended December 31, 2024 and 2023 and $50.5 million and $41.6 million for the twelve months ended December 31, 2024 and 2023.

(c)

Included in operating income for the Underground Utility and Infrastructure Solutions segment was a loss of $11.9 million on the disposition of a non-core business during the twelve months ended December 31, 2024, which impacted operating income by approximately 25 basis points.

(d)

Included in corporate and non-allocated costs was, among other things, amortization expense of $115.8 million and $75.2 million for the three months ended December 31, 2024 and 2023 and $383.0 million and $289.0 million for the twelve months ended December 31, 2024 and 2023 and acquisition and integration costs of $4.5 million and $16.5 million for the three months ended December 31, 2024 and 2023 and $30.0 million and $42.8 million for the twelve months ended December 31, 2024 and 2023.

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In thousands) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP financial measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders under fixed price contracts not yet completed or for which work has not yet begun, which includes estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to be realized, and revenues from change orders and claims to the extent management believes they will be earned and are probable of collection.

Quanta has also historically disclosed its backlog, a measure commonly used in its industry but not recognized under GAAP. Quanta believes this measure enables management to more effectively forecast its future capital needs and results and better identify future operating trends that may not otherwise be apparent. Quanta believes this measure is also useful for investors in forecasting Quanta’s future results and comparing Quanta to its competitors. Quanta’s remaining performance obligations, as described above, are a component of its backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and certain non-fixed price contracts. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to total backlog by reportable segment along, with estimates of amounts expected to be realized within 12 months. The following table shows dollars in thousands.

	December 31, 2024		September 30, 2024		December 31, 2023
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Solutions
Remaining performance obligations	$4,250,978	$7,320,481	$4,276,630	$7,081,450	$2,762,608	$4,505,830
Estimated orders under MSAs and short-term, non-fixed price contracts	5,907,359	12,583,574	5,935,083	12,868,759	5,597,732	10,995,198

Backlog	$10,158,337	$19,904,055	$10,211,713	$19,950,209	$8,360,340	$15,501,028

Renewable Energy Infrastructure Solutions
Remaining performance obligations	$6,046,432	$8,333,547	$5,230,590	$7,138,365	$5,512,159	$8,005,368
Estimated orders under MSAs and short-term, non-fixed price contracts	291,244	390,205	301,359	432,580	118,770	119,634

Backlog	$6,337,676	$8,723,752	$5,531,949	$7,570,945	$5,630,929	$8,125,002

Underground Utility and Infrastructure Solutions
Remaining performance obligations	$953,983	$1,104,609	$1,161,919	$1,389,715	$1,017,227	$1,383,057
Estimated orders under MSAs and short-term, non-fixed price contracts	2,321,941	4,806,408	2,220,595	5,053,421	2,222,451	5,099,332

Backlog	$3,275,924	$5,911,017	$3,382,514	$6,443,136	$3,239,678	$6,482,389

Total
Remaining performance obligations	$11,251,393	$16,758,637	$10,669,139	$15,609,530	$9,291,994	$13,894,255
Estimated orders under MSAs and short-term, non-fixed price contracts	8,520,544	17,780,187	8,457,037	18,354,760	7,938,953	16,214,164

Backlog	$19,771,937	$34,538,824	$19,126,176	$33,964,290	$17,230,947	$30,108,419

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted Earnings

Per Share Attributable to Common Stock

For the Three and Twelve Months Ended

December 31, 2024 and 2023

(In thousands, except per share information)

(Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of Adjusted net income attributable to common stock to net income attributable to common stock and Adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock for the three and twelve months ended December 31, 2024 and 2023. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as our peers. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP.

As to certain of the items in the table: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets and amortization included in equity in earnings are impacted by Quanta’s acquisition activities and investments in integral unconsolidated affiliates, and therefore can vary from period to period; (iii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (v) equity in earnings and losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (vi) gains and losses on the sales of investments and businesses, and foreign currency translation losses recognized from substantial liquidation of certain foreign operations vary from period to period depending on activity; and (vii) income tax contingency releases vary period to period and depend on the level of reserves for uncertain tax positions and the expiration dates under various federal and state statute of limitations periods.

Because Adjusted net income attributable to common stock and Adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted Earnings

Per Share Attributable to Common Stock

For the Three and Twelve Months Ended

December 31, 2024 and 2023

(In thousands, except per share information)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Reconciliation of Adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported) (a)	$305,120	$210,908	$904,824	$744,689
Acquisition and integration costs	4,533	16,499	29,994	42,837
Change in fair value of contingent consideration liabilities	4,200	5,765	7,064	6,568
Equity in earnings of non-integral unconsolidated affiliates	(1,236)	(144)	(2,649)	(1,263)
Loss on disposition of business (gain on sale of investment), net (b)	—	—	4,370	(1,496)
Foreign currency translation losses (c)	18,531	—	18,531	—
Income tax impact of adjustments (d)	(1,271)	(5,128)	(7,180)	(33,554)
Impact of income tax contingency releases (e)	(3,278)	(5,003)	(6,343)	(5,003)

Adjusted net income attributable to common stock before certain non-cash adjustments	326,599	222,897	948,611	752,778
Non-cash stock-based compensation	39,711	32,104	150,526	126,762
Amortization of intangible assets	115,812	75,225	382,959	289,014
Amortization included in equity in earnings of integral unconsolidated affiliates	668	1,465	4,270	6,191
Income tax impact of non-cash adjustments (f)	(40,634)	(28,313)	(139,924)	(109,822)

Adjusted net income attributable to common stock	$442,156	$303,378	$1,346,442	$1,064,923

Reconciliation of Adjusted diluted earnings per share:
Diluted earnings per share attributable to common stock (GAAP as reported) (a)	$2.03	$1.42	$6.03	$5.00
Acquisition and integration costs	0.03	0.11	0.20	0.29
Change in fair value of contingent consideration liabilities	0.03	0.04	0.05	0.04
Equity in earnings of non-integral unconsolidated affiliates	(0.01)	—	(0.02)	(0.01)
Loss on disposition of business (gain on sale of investment), net (b)	—	—	0.03	(0.01)
Foreign currency translation losses (c)	0.12	—	0.12	—
Income tax impact of adjustments (d)	(0.01)	(0.04)	(0.05)	(0.22)
Impact of income tax contingency releases (e)	(0.02)	(0.03)	(0.04)	(0.03)

Adjusted diluted earnings per share before certain non-cash adjustments	2.17	1.50	6.32	5.06
Non-cash stock-based compensation	0.26	0.22	1.00	0.85
Amortization of intangible assets	0.77	0.51	2.55	1.94
Amortization included in equity in earnings of integral unconsolidated affiliates	—	0.01	0.03	0.04
Income tax impact of non-cash adjustments (f)	(0.26)	(0.20)	(0.93)	(0.73)

Adjusted diluted earnings per share	$2.94	$2.04	$8.97	$7.16

Weighted average shares outstanding for diluted and Adjusted diluted earnings per share	150,618	148,906	150,056	148,823

See notes to follow.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted Earnings

Per Share Attributable to Common Stock

For the Three and Twelve Months Ended

December 31, 2024 and 2023

(Unaudited)

(a)

The net income attributable to common stock for the three and twelve months ended December 31, 2024 includes a $15.4 million benefit, net of taxes and recognized foreign currency translation losses (see (c) below), in connection with payments received pursuant to an arbitration award related to a large telecommunications project in Peru that was terminated during 2019.

(b)

The amount for the twelve months ended December 31, 2024 is a loss of $11.9 million on the disposition of a non-core business, partially offset by a gain of $7.5 million as a result of the sale of a non-integral equity method investment.

(c)	The amounts for the three and twelve months ended December 31, 2024 include foreign currency translation losses in connection with our substantial liquidation from Latin American operations.
(d)

The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods. The amount for the twelve months ended December 31, 2023 includes the release of a $22.7 million valuation allowance recognized during the year ended December 31, 2022 on the loss from a mark-to-market adjustment on Starry Group Holdings, Inc.

(e)	The amounts for the three and twelve months ended December 31, 2024 and 2023 are releases of tax contingencies upon expiration of certain statute of limitations periods.
(f)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Twelve Months Ended

December 31, 2024 and 2023

(In thousands)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of EBITDA and Adjusted EBITDA to net income attributable to common stock for the three and twelve months ended December 31, 2024 and 2023. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest and other financing expenses, taxes, depreciation and amortization, and Adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other financial measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as its peers.

As to certain of the items below: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iii) equity in earnings and losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (iv) gains and losses on the sales of investments and businesses, and foreign currency translation losses recognized from substantial liquidation of certain foreign operations vary from period to period depending on activity; and (v) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations. Because EBITDA and Adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Twelve Months Ended

December 31, 2024 and 2023

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income attributable to common stock (GAAP as reported) (a)	$305,120	$210,908	$904,824	$744,689
Interest and other financing expenses	56,344	49,500	202,687	186,913
Interest income	(13,587)	(5,873)	(32,404)	(10,830)
Provision for income taxes	106,031	75,799	284,747	219,267
Depreciation expense	96,838	85,040	359,363	324,786
Amortization of intangible assets	115,812	75,225	382,959	289,014
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	5,506	5,398	21,114	19,936

EBITDA	672,064	495,997	2,123,290	1,773,775
Non-cash stock-based compensation	39,711	32,104	150,526	126,762
Acquisition and integration costs	4,533	16,499	29,994	42,837
Equity in earnings of non-integral unconsolidated affiliates	(1,236)	(144)	(2,649)	(1,263)
Loss on disposition of business (gain on sale of investment), net (b)	—	—	4,370	(1,496)
Foreign currency translation losses (c)	18,531	—	18,531	—
Change in fair value of contingent consideration liabilities	4,200	5,765	7,064	6,568

Adjusted EBITDA	$737,803	$550,221	$2,331,126	$1,947,183

(a)

The net income attributable to common stock for the three and twelve months ended December 31, 2024 includes a $15.4 million benefit, net of taxes and recognized foreign currency translation losses (see (c) below), in connection with payments received pursuant to an arbitration award related to a large telecommunications project in Peru that was terminated during 2019.

(b)

The amount for the twelve months ended December 31, 2024 is a loss of $11.9 million on the disposition of a non-core business, partially offset by a gain of $7.5 million as a result of the sale of a non-integral equity method investment.

(c)	The amount for the three and twelve months ended December 31, 2024 includes foreign currency translation losses in connection with our substantial liquidation from Latin American operations.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free Cash Flow

and Other Non-GAAP Definitions

For the Three and Twelve Months Ended

December 31, 2024 and 2023

(In thousands)

(Unaudited)

Reconciliation of Free Cash Flow:

The following table presents a reconciliation of the non-GAAP financial measure of free cash flow to net cash provided by operating activities for the three and twelve months ended December 31, 2024 and 2023. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below. The following table shows dollars in thousands.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$712,015	$1,003,538	$2,081,196	$1,575,952
Less: Net capital expenditures:
Capital expenditures	(146,985)	(109,406)	(604,078)	(434,803)
Cash proceeds from sale of property and equipment and related insurance settlements	10,413	21,364	77,643	69,347

Net capital expenditures	(136,572)	(88,042)	(526,435)	(365,456)

Free Cash Flow	$575,443	$915,496	$1,554,761	$1,210,496

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and Adjusted Diluted

Earnings Per Share Attributable to Common Stock

For the Full Year 2025

(In thousands, except per share information)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of estimated Adjusted net income attributable to common stock to estimated net income attributable to common stock and estimated Adjusted diluted earnings per share attributable to common stock to estimated diluted earnings per share attributable to common stock for the full year ending December 31, 2025. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as its peers. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets and amortization included in equity in earnings are impacted by Quanta’s acquisition activities and investments in integral unconsolidated affiliates, and therefore can vary from period to period; and (iii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity.

Because Adjusted net income attributable to common stock and Adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2025

(In thousands, except per share information)

(Unaudited

	Estimated Range
	Full-Year Ending December 31, 2025
Reconciliation of estimated Adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$1,035,700	$1,126,500
Acquisition and integration costs	7,100	7,100
Non-cash stock-based compensation	172,500	172,500
Amortization of intangible assets	440,800	440,800
Amortization included in equity in earnings of integral unconsolidated affiliates	3,700	3,700
Income tax impact of adjustments (a)	(162,100)	(162,100)

Adjusted net income attributable to common stock	$1,497,700	$1,588,500

Reconciliation of Adjusted diluted earnings per share:
Diluted earnings per share attributable to common stock ( as defined by GAAP)	$6.85	$7.45
Acquisition and integration costs	0.05	0.05
Non-cash stock-based compensation	1.14	1.14
Amortization of intangible assets	2.91	2.91
Amortization included in equity in earnings of integral unconsolidated affiliates	0.02	0.02
Income tax impact of adjustments (a)	(1.07)	(1.07)

Adjusted diluted earnings per share	$9.90	$10.50

Weighted average shares outstanding for diluted and Adjusted diluted earnings per share attributable to common stock	151,300	151,300

(a)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2025 (In thousands) (Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of estimated EBITDA and estimated Adjusted EBITDA to estimated net income attributable to common stock for the full year ending December 31, 2025. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. EBITDA is defined as earnings before interest and other financing expenses, taxes, depreciation and amortization, and Adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other financial measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as its peers.

As to certain of the items below: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted and (ii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity.

Because EBITDA and Adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

	Estimated Range
	Full Year Ending December 31, 2025
Net income attributable to common stock (as defined by GAAP)	$1,035,700	$1,126,500
Interest and other financing expenses, net	175,000	181,000
Provision for income taxes	392,300	431,300
Depreciation expense	413,900	413,900
Amortization of intangible assets	440,800	440,800
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	27,400	27,400

EBITDA	2,485,100	2,620,900
Non-cash stock-based compensation	172,500	172,500
Acquisition and integration costs	7,100	7,100

Adjusted EBITDA	$2,664,700	$2,800,500

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2025 (In thousands) (Unaudited)

The following table presents a reconciliation of the non-GAAP financial measure of estimated free cash flow to estimated net cash provided by operating activities for the full year ending December 31, 2025. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s expectations regarding its ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending December 31, 2025
Net cash provided by operating activities	$1,700,000	$2,250,000
Less: Net capital expenditures	(500,000)	(550,000)

Free Cash Flow	$1,200,000	$1,700,000

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